UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 8, 2004

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

145 Brandywine Parkway
West Chester, Pennsylvania		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                On December 8, 2004, the registrant’s wholly-owned subsidiary, Cephalon France (S.A.S), entered into a master asset purchase agreement with Sanofi-Synthelabo France (SA).  Under the agreement, Cephalon France will purchase from Sanofi-Synthelabo France all of its rights to the promotion, distribution and sale in France and French overseas territories of NAXY® and MONO-NAXY® (clarithromycin), an antibiotic, for approximately €31 million (approximately US$41 million).  Abbott France holds the underlying rights to the product, which were first licensed to Sanofi-Synthelabo France in 1991.  Abbott France manufactures clarithromycin and also promotes, distributes and sells clarithomycin under the trademark ZECLAR®  in the French market.  NAXY® is co-marketed with Abbott’s ZECLAR® in France.

                Closing of this transaction is subject to the receipt of final approval of the European Commission, which has required the divestiture of this product by Sanofi-Synthélabo France as part of the acquisition of Aventis by Sanofi-aventis.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: December 14, 2004	By:	/s/ J. Kevin Buchi
J. Kevin Buchi Senior Vice President & Chief Financial Officer